EXHIBIT 99.1
NEWS RELEASE
Ducommun Incorporated Reports
Fourth Quarter 2025 Results
Strong Finish to 2025; Record Full Year Revenue and Gross Margins
COSTA MESA, CALIFORNIA (February 26, 2026) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its fourth quarter and year ended December 31, 2025.
Fourth Quarter 2025 Recap

•Net revenue of $215.8 million, an increase of 9.4% over Q4 2024
•Gross margin of 27.7% showed year-over-year growth of 420 bps
•Net income of $7.4 million increased 10% year-over-year, or $0.48 per diluted share, or 3.4% of revenue
•Non-GAAP adjusted net income for the quarter of $16.2 million which increased 43% year-over-year, or $1.05 per diluted share
•Adjusted EBITDA of $37.9 million (increase of 39% year-over-year), or 17.5% of revenue, up 370 bps year-over-year
•Revenue Remaining Performance Obligations (“RPO”) at a new record of $1.1 billion with book-to-bill ratio of 1.3x
“We continued to make excellent progress to close out year three of our five year VISION 2027 with gross margin and Adjusted EBITDA margins at record levels along with Engineered Products at 23% of our revenue mix. In addition, I am very happy to report that in 2025, the Company set a new record for revenue for the third consecutive year, exceeding $800 million for the first time, and getting to $825 million for 2025. In Q4, net revenue grew 9.4% to a new quarterly record of $215.8 million, led by our military and space business,” said Stephen G. Oswald, chairman, president and chief executive officer. “Our defense business was fueled by growth in DCO's missiles platforms, fixed-wing aircraft and rotorcraft platforms. Book-to-bill remained strong during the quarter at 1.3x with orders from missile components driving bookings. With the Department of War's focus on ramping up production and long-term agreements now in place with RTX, our largest customer and Lockheed, we expect our missile franchise to continue to gain strength in 2026 and beyond.
“Ducommun also continues to make strong progress in its margin expansion journey with quarterly gross margins expanding 420 bps year-over-year to 27.7%, and full year gross margins at 26.9%, both new records for us. Adjusted EBITDA margins as well benefited from favorable product mix, expanding 370 bps year-over-year to 17.5%, with full year 2025 Adjusted EBITDA margins at 16.4%. Solid progress continues towards our VISION 2027 commitment of 18% Adjusted EBITDA with eight quarters to go.
“The tariff environment has not had a material impact on our financial results thus far and with the recent Supreme Court decision, it further mitigates risk on this front. At this time, we do not expect tariffs to have any material impact on our financial outlook. Ducommun is largely a U.S. manufacturer with U.S. workers and our domestic facilities generate more than 95% of Ducommun’s revenue. We are also making progress in mitigating raw materials tariff exposures through either duty exemptions on military products or by passing through to our customers under the terms of our contracts.
“In summary, Q4 was another strong performance for our team and 2025 was another record year for the Company. With Boeing continuing to make significant progress on their production rate ramp and destocking headwinds easing through 2026, our commercial aerospace business is better positioned in the back half of this year and beyond. Growth in defense spending, particularly the significant ramp in missile production activity will be a boost for our military and space segment in 2026 and several years after that. These drivers accompanied by our continued work to expand margins positions us and the DCO shareholder very well going forward.”
Fourth Quarter Results
Net revenue for the fourth quarter of 2025 was $215.8 million, compared to $197.3 million for the fourth quarter of 2024. The 9.4% increase year-over-year was primarily due to the following in the Company’s key end-use markets:
•$14.7 million higher revenue within the Company’s military and space end-use markets due to higher rates on selected fixed-wing and rotary-wing aircraft platforms, a classified program, and missile platforms, partially offset by lower rates on electronic warfare platforms; and
•$0.5 million higher revenue within the Company’s commercial aerospace end-use markets due to growth in Airbus and higher revenues from in-flight entertainment, partially offset by lower revenues from Boeing on the 737 MAX.
In addition, revenue for the Company’s industrial end-use markets for the fourth quarter of 2025 increased $3.3 million compared to the fourth quarter of 2024 mainly due to restocking and last time buys.
Remaining Performance Obligations as of December 31, 2025 reached a new record of $1,106.0 million driven by strong bookings during the quarter and a book-to-bill ratio of 1.3x. Bookings were driven by strong order flow for missile platforms.
Net income for the fourth quarter of 2025 was $7.4 million, or $0.48 per diluted share, compared to $6.8 million, or $0.45 per diluted share, for the fourth quarter of 2024. This reflects higher gross profit of $13.4 million, partially offset by higher litigation settlement and related costs of $7.6 million, higher selling, general and administrative (“SG&A”) expenses of $3.4 million, and higher income tax expense of $2.5 million. Non-GAAP adjusted net income for the fourth quarter of 2025 was $16.2 million, or $1.05 per diluted share, compared to $11.4 million, or $0.75 per diluted share for the fourth quarter of 2024.
Gross profit for the fourth quarter of 2025 was $59.8 million, or 27.7% of revenue, compared to gross profit of $46.4 million, or 23.5% of revenue, for the fourth quarter of 2024. The increase in gross margin percentage year-over-year was primarily due to higher manufacturing volume and favorable product mix, partially offset by lower restructuring and other one-time charges related to the shutdown of the Company’s Monrovia performance center.
Operating income for the fourth quarter of 2025 was $14.0 million, or 6.5% of revenue, compared to $10.4 million, or 5.3% of revenue, in the comparable period last year. The year-over-year increase was primarily due to higher gross profit noted above, partially offset by higher litigation settlement and related costs and higher SG&A expenses. Non-GAAP adjusted operating income for the fourth quarter of 2025 was $24.6 million, or 11.4% of revenue, compared to $16.1 million, or 8.2% of revenue, in the comparable period last year.
Interest expense for the fourth quarter of 2025 was $3.5 million compared to $3.6 million in the comparable period of 2024. The year-over-year decrease was primarily due to lower interest rates partially offset by a higher debt balance in the fourth quarter of 2025.
Adjusted EBITDA for the fourth quarter of 2025 was $37.9 million, or 17.5% of revenue, compared to $27.3 million, or 13.8% of revenue, for the comparable period in 2024.
During the fourth quarter of 2025, the net cash used in operations was $74.7 million compared to net cash provided by operations of $18.4 million during the fourth quarter of 2024. The lower net cash provided by operations year-over-year was primarily due to litigation settlement and related costs, net, higher accounts receivable, and lower accounts payable, partially offset by lower inventories and higher contract liabilities. Due to the size and one-time nature of litigation settlement and related payments made during the fourth quarter of 2025, the Company is disclosing Non-GAAP adjusted cash flow from operations. Non-GAAP adjusted net cash provided by operating activities was $26.5 million during the fourth quarter of 2025 compared to $18.4 million during the fourth quarter of 2024.

Business Segment Information
Electronic Systems
Electronic Systems reported net revenue for the current quarter of $119.6 million, compared to $107.0 million for the fourth quarter of 2024. The year-over-year increase was primarily due to the following:
•$9.4 million higher revenue within the Company’s military and space end-use markets due to higher rates on selected fixed-wing aircraft, a classified program, and missile platforms, partially offset by lower rates on electronic warfare platforms; partially offset by
•$0.1 million lower revenue within the Company’s commercial aerospace end-use markets due to lower rates on large commercial aircraft platforms, partially offset by higher revenues from in-flight entertainment.
In addition, revenue for the Company’s industrial end-use markets for the fourth quarter of 2025 increased $3.3 million compared to the fourth quarter of 2024 mainly due to restocking and last time buys.
Electronic Systems operating income for the current year fourth quarter was $22.0 million, or 18.4% of revenue, compared to $19.0 million, or 17.7% of revenue, for the comparable quarter in 2024. The year-over-year increase was primarily due to higher manufacturing volume and favorable product mix, partially offset by higher other manufacturing costs. Non-GAAP adjusted operating income for the fourth quarter of 2025 was $22.2 million, or 18.6% of revenue, compared to $19.0 million, or 17.7% of revenue, in the comparable period last year.
Structural Systems
Structural Systems reported net revenue for the current quarter of $96.2 million, compared to $90.3 million for the fourth quarter of 2024. The year-over-year increase was primarily due to the following:
•$5.3 million higher revenue within the Company’s military and space end-use markets due to higher rates on selected rotary-wing aircraft and fixed-wing aircraft platforms; and
•$0.5 million higher revenue within the Company’s commercial aerospace end-use markets due to growth in Airbus, partially offset by lower revenues from Boeing on the 737 MAX.
Structural Systems operating income for the current-year fourth quarter was $14.6 million, or 15.2% of revenue, compared to $3.2 million, or 3.6% of revenue, for the fourth quarter of 2024. The year-over-year increase was primarily due to higher manufacturing volume, favorable product mix, and lower restructuring and other one-time charges related to the shutdown of the Company’s Monrovia performance center. Non-GAAP adjusted operating income for the fourth quarter of 2025 was $17.2 million, or 17.8% of revenue, compared to $8.3 million, or 9.2% of revenue, in the comparable period last year.
Corporate General and Administrative (“CG&A”) Expense
CG&A expense for the fourth quarter of 2025 was $22.5 million, or 10.4% of total Company revenue, compared to $11.8 million, or 6.0% of total Company revenue, in the comparable quarter in the prior year. The year-over-year increase in CG&A expenses was primarily due to higher litigation settlement and related costs of $7.6 million, higher stock-based compensation expense of $1.9 million, and higher compensation and benefits costs of $1.3 million, partially offset by lower professional services fees of $0.9 million. Non-GAAP adjusted CG&A expense excluding litigation settlement and related costs for the fourth quarter of 2025 was $14.9 million compared to $11.8 million for the fourth quarter of 2024.

Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer will be held today, February 26, 2026, at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register-conf.media-server.com/register/BIf51bd118478b4ed0a4f6689b03110c30
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q4 2025 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated is a leading designer and manufacturer of and provider of manufacturing solutions for high-performance products often used in high-cost-of failure applications primarily in the aerospace and defense, industrial, medical, and other industries. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company’s expectations relating to its progress towards the financial goals stated in its VISION 2027 strategy, expectations related to the ramp-up in missile production activity serving as a boost for the military and space segment of the Company's defense business in 2026 and beyond, expectations relating to the impact of the current tariff environment on the Company's financial outlook and the Company's progress in mitigating raw materials tariff exposures through duty exemptions or pass-throughs to customers, and expectations relating to the growth of the Company’s commercial aerospace business due to the expected rate ramps and easing of headwinds during the second half of 2026 and beyond. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the cyclicality of our end-use markets, the level of U.S. government defense spending, our customers may experience changes in production rates or delays in the launch and certification of new products, timing of orders from our customers which are subject to cancellation, modification or rescheduling, our ability to obtain additional financing and service existing debt to fund capital expenditures and meet our working capital needs, legal and regulatory risks, including pending litigation matters generally and as well as any potential losses arising from third party subrogation claims related to the Guaymas performance center fire that may become material, the cost of expansion, consolidation and acquisitions, competition, economic and geopolitical developments – including supply chain issues, our ability to successfully implement restructuring, realignment and cost reduction activities that could adversely impact our ability to achieve our strategic objectives, international trade restrictions and our ability to obtain necessary U.S. government approvals for proposed sales to certain foreign customers, the impact of tariffs and elevated interest rates, risks associated with a prolonged partial or total U.S. federal government shutdown, the ability to attract and retain key personnel and avoid labor disruptions, the ability to adequately protect and enforce intellectual property rights, pandemics, disasters – natural or otherwise, and risk of cybersecurity attacks and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, February 26, 2026, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).

Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense (benefit), depreciation, amortization, stock-based compensation expense, restructuring charges, professional fees related to unsolicited non-binding acquisition offer, litigation settlement and related costs, net, loss extinguishment of debt, other debt refinancing costs, gain on sale of property and other assets, and inventory purchase accounting adjustments), including as a percentage of net revenues, non-GAAP operating income, including as a percentage of net revenues, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP cash flow from operating activities, and backlog. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
The Company defines backlog as customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein may or may not be greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond the Company’s control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in some of the Company’s programs.
CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars In thousands)

	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$45,289	$37,139
Accounts receivable, net	124,442	109,716
Contract assets	249,845	200,584
Inventories	182,788	196,881
Production cost of contracts	7,178	6,802
Other current assets	16,435	16,959
Total Current Assets	625,977	568,081
Property and Equipment, Net	107,223	109,812
Operating Lease Right-of-Use Assets	40,077	28,611
Goodwill	244,600	244,600
Intangibles, Net	132,839	149,591
Deferred Income Taxes	15,317	2,239
Other Assets	20,192	23,167
Total Assets	$1,186,225	$1,126,101
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$74,653	$75,784
Contract liabilities	40,694	34,445
Accrued and other liabilities	50,934	44,214
Operating lease liabilities	7,817	8,531
Current portion of long-term debt	5,000	12,500
Total Current Liabilities	179,098	175,474
Long-Term Debt, Less Current Portion	298,790	229,830
Non-Current Operating Lease Liabilities	34,223	21,284
Other Long-Term Liabilities	12,004	16,983
Total Liabilities	524,115	443,571
Commitments and Contingencies
Shareholders’ Equity
Common stock	149	148
Additional paid-in capital	235,878	217,523
Retained earnings	419,537	453,475
Accumulated other comprehensive income	6,546	11,384
Total Shareholders’ Equity	662,110	682,530
Total Liabilities and Shareholders’ Equity	$1,186,225	$1,126,101

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Quarterly Information Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Revenues	$215,798	$197,292	$824,730	$786,551
Cost of Sales	155,993	150,885	603,115	589,286
Gross Profit	59,805	46,407	221,615	197,265
Selling, General and Administrative Expenses	37,557	34,112	144,377	138,610
Restructuring Charges	620	1,896	2,237	6,444
Litigation Settlement and Related Costs, Net	7,630	—	107,305	—
Operating Income (Loss)	13,998	10,399	(32,304)	52,211
Interest Expense	(3,478)	(3,617)	(12,676)	(15,304)
Loss on Extinguishment of Debt	(581)	—	(581)	—
Other Income, Net	—	—	1,746	—
Income (Loss) Before Taxes	9,939	6,782	(43,815)	36,907
Income Tax Expense (Benefit)	2,495	8	(9,877)	5,412
Net Income (Loss)	$7,444	$6,774	$(33,938)	$31,495
Earnings (Loss) Per Share
Basic earnings (loss) per share	$0.50	$0.46	$(2.27)	$2.13
Diluted earnings (loss) per share	$0.48	$0.45	$(2.27)	$2.10
Weighted-Average Number of Common Shares Outstanding
Basic	14,989	14,820	14,942	14,774
Diluted	15,416	15,098	14,942	15,013

Gross Profit %	27.7%	23.5%	26.9%	25.1%
SG&A %	17.4%	17.3%	17.5%	17.7%
Operating Income (Loss) %	6.5%	5.3%	(3.9)%	6.6%
Net Income (Loss) %	3.4%	3.4%	(4.1)%	4.0%
Effective Tax Rate	25.1%	0.1%	22.5%	14.7%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP net income (loss)	$7,444	$6,774	$(33,938)	$31,495
Non-GAAP Adjustments:
Interest expense	3,478	3,617	12,676	15,304
Income tax expense (benefit)	2,495	8	(9,877)	5,412
Depreciation	4,053	3,989	16,358	16,328
Amortization	4,409	4,320	17,299	17,110
Stock-based compensation expense (1)(2)	7,009	5,083	24,520	17,836
Restructuring charges (3)	620	2,251	2,237	7,656
Professional fees related to unsolicited non-binding acquisition offer	—	738	—	3,145
Litigation settlement and related costs, net	7,630	—	107,305	—
Loss on extinguishment of debt	581	—	581	—
Other debt refinancing costs	152	—	152	—
Gain on sale of property and other assets	—	—	(1,746)	—
Inventory purchase accounting adjustments	—	524	—	2,269
Adjusted EBITDA	$37,871	$27,304	$135,567	$116,555
Net income (loss) as a % of net revenues	3.4%	3.4%	(4.1)%	4.0%
Adjusted EBITDA as a % of net revenues	17.5%	13.8%	16.4%	14.8%
(1) The three and twelve months ended December 31, 2025 included $1.0 million and $3.0 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and twelve months ended December 31, 2024 included $0.9 million and $3.7 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.
(2) The three and twelve months ended December 31, 2025 included $0.2 million and $0.5 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and twelve months ended December 31, 2024 included $0.2 million and $0.5 million, respectively, of stock-based compensation expense recorded as cost of sales.
(3) The three and twelve months ended December 31, 2024 included $0.3 million and $1.2 million, respectively, of restructuring charges that were recorded as cost of sales.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Years Ended
	% Change	December 31, 2025	December 31, 2024	% of Net Revenues 2025	% of Net Revenues 2024	% Change	December 31, 2025	December 31, 2024	% of Net Revenues 2025	% of Net Revenues 2024
Net Revenues
Electronic Systems	11.8%	$119,626	$106,972	55.4%	54.2%	7.3%	$462,682	$431,363	56.1%	54.8%
Structural Systems	6.5%	96,172	90,320	44.6%	45.8%	1.9%	362,048	355,188	43.9%	45.2%
Total Net Revenues	9.4%	$215,798	$197,292	100.0%	100.0%	4.9%	$824,730	$786,551	100.0%	100.0%
Segment Operating Income
Electronic Systems		$21,962	$18,981	18.4%	17.7%		$82,174	$73,666	17.8%	17.1%
Structural Systems		14,573	3,248	15.2%	3.6%		46,417	24,964	12.8%	7.0%
		36,535	22,229				128,591	98,630
Corporate General and Administrative Expenses (1)		(22,537)	(11,830)	(10.4)%	(6.0)%		(160,895)	(46,419)	(19.5)%	(5.9)%
Total Operating Income (Loss)		$13,998	$10,399	6.5%	5.3%		$(32,304)	$52,211	(3.9)%	6.6%
Adjusted EBITDA
Electronic Systems
Operating Income		$21,962	$18,981				$82,174	$73,666
Depreciation and Amortization		3,608	3,586				14,302	14,455
Stock-Based Compensation Expense		111	110				405	351
Restructuring (Credits) Charges		(101)	(385)				141	177
		25,580	22,292	21.4%	20.8%		97,022	88,649	21.0%	20.6%
Structural Systems
Operating Income		14,573	3,248				46,417	24,964
Depreciation and Amortization		4,751	4,638				18,933	18,696
Stock-Based Compensation Expense		96	114				477	375
Restructuring Charges		721	2,636				2,096	7,479
Inventory Purchase Accounting Adjustments		—	524				—	2,269
		20,141	11,160	20.9%	12.4%		67,923	53,783	18.8%	15.1%
Corporate General and Administrative Expenses (1)
Operating loss		(22,537)	(11,830)				(160,895)	(46,419)
Depreciation and Amortization		103	85				422	287
Stock-Based Compensation Expense		6,802	4,859				23,638	17,110
Other Debt Refinancing Costs		152	—				152	—
Professional Fees related to Unsolicited Non-Binding Acquisition Offer		—	738				—	3,145
Litigation Settlement and Related Costs, Net		7,630	—				107,305	—
		(7,850)	(6,148)				(29,378)	(25,877)
Adjusted EBITDA		$37,871	$27,304	17.5%	13.8%		$135,567	$116,555	16.4%	14.8%

Capital Expenditures
Electronic Systems		$1,712	$1,958				$5,976	$4,908
Structural Systems		2,243	2,109				8,515	6,281
Corporate Administration		44	196				166	3,220
Total Capital Expenditures		$3,999	$4,263				$14,657	$14,409
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME (LOSS) RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Years Ended
GAAP To Non-GAAP Operating Income	December 31, 2025	December 31, 2024	% of Net Revenues 2025	% of Net Revenues 2024	December 31, 2025	December 31, 2024	% of Net Revenues 2025	% of Net Revenues 2024
GAAP Operating income (loss)	$13,998	$10,399			$(32,304)	$52,211

GAAP Operating income - Electronic Systems	$21,962	$18,981			$82,174	$73,666
Adjustments to GAAP operating income - Electronic Systems:
Restructuring (credits) charges	(101)	(385)			141	177
Amortization of acquisition-related intangible assets	373	373			1,493	1,493
Total adjustments to GAAP operating income - Electronic Systems	272	(12)			1,634	1,670
Non-GAAP adjusted operating income - Electronic Systems	22,234	18,969	18.6%	17.7%	83,808	75,336	18.1%	17.5%

GAAP Operating income - Structural Systems	14,573	3,248			46,417	24,964
Adjustments to GAAP operating income - Structural Systems:
Restructuring charges	721	2,636			2,096	7,479
Inventory purchase accounting adjustments	—	524			—	2,269
Amortization of acquisition-related intangible assets	1,859	1,859			7,437	7,437
Total adjustments to GAAP operating income - Structural Systems	2,580	5,019			9,533	17,185
Non-GAAP adjusted operating income - Structural Systems	17,153	8,267	17.8%	9.2%	55,950	42,149	15.5%	11.9%

GAAP Operating loss - Corporate	(22,537)	(11,830)			(160,895)	(46,419)
Adjustments to GAAP operating loss - Corporate:
Professional fees related to unsolicited non-binding acquisition offer	—	738			—	3,145
Other debt refinancing costs	152	—			152	—
Litigation settlement and related costs, net	7,630	—			107,305	—
Total adjustments to GAAP operating loss - Corporate	7,782	738			107,457	3,145
Non-GAAP adjusted operating loss - Corporate	(14,755)	(11,092)			(53,438)	(43,274)
Total non-GAAP adjustments to GAAP operating income	10,634	5,745			118,624	22,000
Non-GAAP adjusted operating income	$24,632	$16,144	11.4%	8.2%	$86,320	$74,211	10.5%	9.4%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Years Ended
GAAP To Non-GAAP Net Income	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP net income (loss)	$7,444	$6,774	$(33,938)	$31,495
Adjustments to GAAP net income (loss):
Restructuring charges	620	2,251	2,237	7,656
Litigation settlement and related costs, net	7,630	—	107,305	—
Gain on sale of property and other assets	—	—	(1,746)	—
Professional fees related to unsolicited non-binding acquisition offer	—	738	—	3,145
Inventory purchase accounting adjustments	—	524	—	2,269
Amortization of acquisition-related intangible assets	2,232	2,232	8,930	8,930
Loss on extinguishment of debt	581	—	581	—
Other debt refinancing costs	152	—	152	—
Total adjustments to GAAP net income before provision for income taxes	11,215	5,745	117,459	22,000
Income tax effect on non-GAAP adjustments (1)	$(2,426)	$(1,149)	$(26,067)	$(4,400)
Non-GAAP adjusted net income	$16,233	$11,370	$57,454	$49,095

	Three Months Ended		Years Ended
GAAP Earnings (Loss) Per Share To Non-GAAP Earnings Per Share	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP Diluted Earnings (Loss) Per Share (“EPS”)	$0.48	$0.45	$(2.27)	$2.10
Adjustments to GAAP diluted EPS:
Restructuring charges	0.04	0.15	0.15	0.51
Litigation settlement and related costs, net	0.49	—	7.01	—
Gain on sale of property and other assets	—	—	(0.11)	—
Professional fees related to unsolicited non-binding acquisition offer	—	0.05	—	0.21
Inventory purchase accounting adjustments	—	0.03	—	0.15
Amortization of acquisition-related intangible assets	0.14	0.15	0.58	0.59
Loss on extinguishment of debt	0.04	—	0.04	—
Other debt refinancing costs	0.01	—	0.01	$—
Total adjustments to GAAP diluted EPS before provision for income taxes	0.72	0.38	7.68	1.46
Income tax effect on non-GAAP adjustments (1)	$(0.15)	$(0.08)	$(1.70)	$(0.29)
Non-GAAP adjusted diluted EPS (2)	$1.05	$0.75	$3.75	$3.27

GAAP weighted-average shares - basic	14,989	14,820	14,942	14,774
GAAP weighted-average shares - diluted	15,416	15,098	14,942	15,013
Non-GAAP weighted-average shares - diluted (3)	15,416	15,098	15,315	15,013
(1)Includes effective tax rate of 20.0% for both 2025 and 2024 adjustments, except for litigation settlement and related costs, net, which utilized the incremental tax rate of 22.4%.
(2)Non-GAAP adjusted diluted EPS will not foot for the twelve months ended December 31, 2025 as the GAAP net loss per share was calculated using the GAAP weighted-average shares - basic but the adjustments to GAAP diluted EPS and Non-GAAP adjusted diluted EPS were calculated using the Non-GAAP weighted-average shares - diluted.
(3)In periods of GAAP net loss, non-GAAP weighted-average shares differs from GAAP weighted-average shares due to the non-GAAP net income reported.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP CORPORATE GENERAL AND ADMINISTRATIVE EXPENSE TO
ADJUSTED CORPORATE GENERAL AND ADMINISTRATIVE EXPENSE RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP Corporate general and administrative expenses	$22,537	$11,830	$160,895	$46,419
Non-GAAP Adjustments:
Litigation settlement and related costs, net	(7,630)	—	(107,305)	—
Non-GAAP adjusted corporate general and administrative expenses	$14,907	$11,830	$53,590	$46,419

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP CASH FLOW FROM OPERATING ACTIVITIES TO
ADJUSTED CASH FLOW FROM OPERATING ACTIVITIES RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP net cash (used in) provided by operating activities	$(74,687)	$18,424	$(33,405)	$34,180
Non-GAAP Adjustments:
Litigation settlement and related costs, net	101,212	—	103,220	—
Non-GAAP adjusted net cash provided by operating activities	$26,525	$18,424	$69,815	$34,180

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	(In thousands)
	December 31, 2025	December 31, 2024
Consolidated Ducommun
Military and space	$706,546	$624,785
Commercial aerospace	477,641	415,905
Industrial	18,762	20,129
Total	$1,202,949	$1,060,819
Electronic Systems
Military and space	$517,727	$459,546
Commercial aerospace	90,031	76,291
Industrial	18,762	20,129
Total	$626,520	$555,966
Structural Systems
Military and space	$188,819	$165,239
Commercial aerospace	387,610	339,614
Total	$576,429	$504,853
* Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations (“RPO”) disclosed under ASC 606 as of December 31, 2025 were $1,106.0 million. The Company defines backlog as customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of December 31, 2025 was $1,202.9 million compared to $1,060.8 million as of December 31, 2024.
Beginning January 1, 2026, Ducommun will no longer disclose backlog information but instead, will be disclosing only RPO as the Company believes it will be more useful to investors in assessing future revenue of the Company.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BOOK-TO-BILL RATIO CALCULATION - SUPPLEMENTAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Non-GAAP Bookings, net	$290,617	$252,798	$918,145	$972,457
GAAP Net revenues	215,798	197,292	824,730	786,551
Non-GAAP book-to-bill ratio	1.3	1.3	1.1	1.2